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Christian Charnaux	McLean, VA 22102
+1 703 883 5205	www.hiltonworldwide.com

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Chris Brooks
+1 703 883 5808

Hilton Worldwide Reports Third Quarter Results, Exceeds High End of Guidance and Raises Full Year Outlook for Adjusted EBITDA

MCLEAN, VA (October 28, 2015) - Hilton Worldwide Holdings Inc. ("Hilton," "Hilton Worldwide" or the "Company") (NYSE: HLT) today reported its third quarter 2015 results. Highlights include:

•	EPS, adjusted for special items, for the third quarter was $0.23, a 28 percent increase from the same period in 2014; without adjustments, EPS was $0.28

•	Net income attributable to Hilton stockholders for the third quarter was $279 million, an increase of $96 million from the same period in 2014

•	Adjusted EBITDA for the third quarter increased 13 percent from the same period in 2014 to $758 million, and Adjusted EBITDA margin increased 290 basis points

•	System-wide comparable RevPAR increased 5.8 percent for the third quarter on a currency neutral basis from the same period in 2014

•	Management and franchise fees for the third quarter increased 14 percent from the same period in 2014 to $438 million

•	Net unit growth was 13,000 rooms in the third quarter, a 16 percent increase from the same period in 2014

•
Approved 26,000 new rooms for development during the third quarter, a 29 percent increase from the same period in 2014, growing Hilton's development pipeline to 1,555 hotels, consisting of 260,000 rooms

•
Reduced long-term debt by $350 million during the third quarter; additional $100 million prepayment on senior secured loan facility borrowings in October 2015, for a total reduction of $850 million year-to-date through October 2015

•	Increased outlook for full year Adjusted EBITDA to between $2,840 million and $2,870 million, an increase of $10 million at the midpoint

•	Full year 2016 RevPAR expected to increase between 4.0 percent and 6.0 percent and net unit growth expected to be 45,000 rooms to 50,000 rooms

Overview

For the three months ended September 30, 2015, earnings per share ("EPS") was $0.28 compared to $0.19 for the three months ended September 30, 2014, and EPS, adjusted for special items, was $0.23 for the three months ended September 30, 2015 compared to $0.18 for the three months ended September 30, 2014. Adjusted EBITDA increased 13 percent to $758 million for the three months ended September 30, 2015, compared to $669 million for the three months ended September 30, 2014, and net income attributable to Hilton stockholders was $279 million for the three months ended September 30, 2015 compared to $183 million for the three months ended September 30, 2014.

For the nine months ended September 30, 2015, EPS was $0.60 compared to $0.52 for the nine months ended September 30, 2014, and EPS, adjusted for special items, was $0.60 for the nine months ended September 30, 2015 compared to $0.53 for the nine months ended September 30, 2014. Adjusted EBITDA increased 15 percent to $2,134 million for the nine months ended September 30, 2015, compared to $1,851 million for the nine months ended September 30, 2014, and net income attributable to Hilton stockholders was $590 million for the nine months ended September 30, 2015 compared to $515 million for the nine months ended September 30, 2014.

Christopher J. Nassetta, President & Chief Executive Officer of Hilton Worldwide, said, "We had yet another strong quarter with Adjusted EBITDA exceeding the high end of guidance. The fundamentals of our business remain strong, particularly in the United States, where demand growth continues to exceed historically low levels of supply. New supply disproportionately favors our brands given the leading economic returns they deliver for hotel owners, resulting in accelerating net unit growth for our system."

Segment Highlights

Management and Franchise

Management and franchise fees were $438 million in the third quarter of 2015, an increase of 14 percent compared to the same period in 2014. RevPAR at comparable managed and franchised hotels in the third quarter of 2015 increased 5.8 percent on a currency neutral basis (a 3.7 percent increase in actual dollars) compared to the same period in 2014. The increase in RevPAR at comparable managed and franchised hotels and addition of new units have yielded continued strong fee growth during the third quarter of 2015.

Ownership

Revenues from the ownership segment were $1,089 million in the third quarter of 2015, and ownership segment Adjusted EBITDA was $281 million, an increase of 10 percent(1) from the same period in 2014. Adjusted EBITDA margin(2) increased 186 basis points(1). RevPAR at comparable hotels in the ownership segment increased 6.0 percent on a currency neutral basis (a 0.4 percent increase in actual dollars) in the third quarter of 2015 compared to the same period in 2014.
____________

(1)	Excluding $7 million of Adjusted EBITDA and $22 million of revenues in the third quarter of 2014 related to the Hilton Sydney.

(2)	Calculated as ownership segment Adjusted EBITDA divided by ownership segment revenues.

Timeshare

Timeshare segment revenues for the third quarter of 2015 were $334 million, an increase of 13 percent from the same period in 2014, and timeshare Adjusted EBITDA was $99 million, an increase of 24 percent. Overall timeshare sales volume increased 19 percent in the third quarter of 2015, compared to the same period in 2014, driven by increased tour flow of nearly 12 percent and increased net volume per guest of over 6 percent. Commissions recognized from the sale of third-party developed timeshare intervals increased $42 million during the third quarter of 2015 from the same period in 2014, resulting from higher sales volume, and sales revenue on owned inventory decreased $11 million.

During the three and nine months ended September 30, 2015, 62 percent and 66 percent of intervals sold were developed by third parties, respectively. Hilton Worldwide's overall supply of timeshare intervals as of September 30, 2015 was approximately 131,000 intervals, or about six years of sales at current pace, of which 109,000, or 83 percent, were developed by third parties.

Development

Hilton Worldwide opened 91 hotels and achieved net unit growth of 13,000 rooms during the third quarter of 2015, over 25 percent of which were conversions from non-Hilton brands, making Hilton the largest global hotel company(3) as of September 30, 2015.

As of September 30, 2015, Hilton Worldwide had the largest rooms pipeline in the lodging industry(4), with approximately 260,000 rooms at 1,555 hotels throughout 85 countries and territories, including 33 countries and territories where Hilton Worldwide does not currently have any open hotels. Approximately 136,000 rooms, or 53 percent of the pipeline, were located outside of the United States. All of the development pipeline is in the capital light management and franchise segment, and over half, or approximately 130,000 rooms, were under construction. At over 19 percent, Hilton Worldwide also has the largest share of rooms under construction globally(4). Including all agreements approved but not signed, Hilton Worldwide's pipeline totaled approximately 270,000 rooms.
____________

(3)	Source: Smith Travel Research, Inc. ("STR") Global Census, October 2014 (adjusted to September 2015).

(4)	Source: STR Global New Development Pipeline (September 2015).

Balance Sheet and Liquidity

During the third quarter of 2015, Hilton made prepayments of $350 million on its senior secured term loan facility, using the net proceeds from the sale of the Hilton Sydney. In October 2015, Hilton made an additional $100 million prepayment on its senior secured term loan facility.

As of September 30, 2015, Hilton had $10.1 billion of outstanding indebtedness with a weighted average interest rate of 4.2 percent, excluding $755 million of non-recourse debt.

Total cash and cash equivalents were $904 million as of September 30, 2015, including $276 million of restricted cash and cash equivalents. No borrowings were outstanding under the $1.0 billion revolving credit facility as of September 30, 2015.

In September 2015, Hilton Worldwide paid its first quarterly cash dividend of $0.07 per share on shares of its common stock, for a total of $69 million.

Outlook

Full Year 2015

•
System-wide RevPAR is expected to increase between 5.0 percent and 6.5 percent on a comparable and currency neutral basis, with ownership segment RevPAR expected to increase between 4.0 percent and 6.0 percent on a comparable and currency neutral basis, as compared to 2014.

•	Adjusted EBITDA is projected to be between $2,840 million and $2,870 million, an increase of $10 million at the midpoint.

•	Management and franchise fees are projected to increase approximately 12 percent to 14 percent.

•	Timeshare segment Adjusted EBITDA is projected to be between $335 million and $350 million.

•	Corporate expense and other is projected to be flat to moderately down compared to prior year.

•	Diluted EPS, adjusted for special items, is projected to be between $0.81 and $0.83.

•	Capital expenditures, excluding timeshare inventory, are expected to be between $375 million and $400 million.

•	Net unit growth is expected to be approximately 40,000 rooms to 45,000 rooms.

Fourth Quarter 2015

•
System-wide RevPAR is expected to increase between 4.0 percent and 6.0 percent on a comparable and currency neutral basis compared to the fourth quarter of 2014, with U.S. RevPAR growth consistent to modestly better than the third quarter, and international RevPAR growth meaningfully lower due to tougher comparisons.

•	Adjusted EBITDA is expected to be between $706 million and $736 million.

•	Management and franchise fees are expected to increase approximately 5 percent to 7 percent.

•	Diluted EPS, adjusted for special items, is projected to be between $0.21 and $0.23.

Full Year 2016

For 2016, system-wide RevPAR is expected to increase between 4.0 percent and 6.0 percent on a comparable and currency neutral basis compared to 2015. Given Hilton Worldwide's strong development pipeline, unit growth should accelerate in 2016 as its global system of rooms is expected to expand by 45,000 rooms to 50,000 rooms, on a net basis.

Conference Call

Hilton Worldwide will host a conference call to discuss third quarter 2015 results on October 28, 2015 at 10:00 a.m. Eastern Time. Participants may listen to the live webcast by logging onto the Hilton Worldwide Investor Relations website at http://ir.hiltonworldwide.com/investors/events-and-presentations. A replay and transcript of the webcast will be available within 24 hours after the live event at http://ir.hiltonworldwide.com/investors/financial-reporting/quarterly-results.

Alternatively, participants may listen to the live call by dialing 1-877-201-0168 in the United States or 1-647-788-4901 internationally. Please use the conference ID 42576772. Participants are encouraged to dial into the call or link to the webcast at least fifteen minutes prior to the scheduled start time. A telephone replay will be available for seven days following the call. To access the telephone replay, dial 1-855-859-2056 or 1-404-537-3406 using the Conference ID 42576772.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements related to the expectations regarding the performance of Hilton's business, financial results, liquidity and capital resources and other non-historical statements, including the statements in the "Outlook" section of this press release. You can identify these forward-looking statements by the use of words such as "outlook," "believes," "expects," "potential," "continues," "may," "will," "should," "could," "seeks," "approximately," "projects," "predicts," "intends," "plans," "estimates," "anticipates" or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including, among others, risks inherent to the hospitality industry, macroeconomic factors beyond Hilton's control, competition for hotel guests, management and franchise agreements and timeshare sales, risks related to doing business with third-party hotel owners, Hilton's significant investments in owned and leased real estate, performance of Hilton's information technology systems, growth of reservation channels outside of Hilton's system, risks of doing business outside of the United States and Hilton's indebtedness. Additional factors that could cause Hilton's results to differ materially from those described in the forward-looking statements can be found under the section entitled "Part I—Item 1A. Risk Factors" of the Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the Securities and Exchange Commission ("SEC"), as such factors may be updated from time to time in Hilton's periodic filings with the SEC, which are accessible on the SEC's website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in Hilton's filings with the SEC. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Non-GAAP Financial Measures

The Company refers to certain non-GAAP financial measures in this press release, including net income and EPS, adjusted for special items, Adjusted EBITDA, Adjusted EBITDA margins and Net Debt. Please see the schedules to the press release and "Definitions" for additional information and reconciliations of such non-GAAP financial measures.

About Hilton Worldwide

Hilton Worldwide (NYSE: HLT) is a leading global hospitality company, spanning the lodging sector from luxury and full-service hotels and resorts to extended-stay suites and focused-service hotels. For 96 years, Hilton Worldwide has been dedicated to continuing its tradition of providing exceptional guest experiences. The Company’s portfolio of twelve world-class global brands is comprised of more than 4,500 managed, franchised, owned and leased hotels and timeshare properties, with more than 745,000 rooms in 97 countries and territories, including Hilton Hotels & Resorts, Waldorf Astoria Hotels & Resorts, Conrad Hotels & Resorts, Canopy by Hilton, Curio - A Collection by Hilton, DoubleTree by Hilton, Embassy Suites by Hilton, Hilton Garden Inn, Hampton by Hilton, Homewood Suites by Hilton, Home2 Suites by Hilton and Hilton Grand Vacations. The Company also manages an award-winning customer loyalty program, Hilton HHonors®. Hilton HHonors members who book directly through preferred Hilton channels have access to benefits including free standard Wi-Fi, as well as digital amenities that are available exclusively through the industry-leading Hilton HHonors app, where HHonors members can check-in, choose their room and access their room using a Digital Key. Visit news.hiltonworldwide.com for more information and connect with Hilton Worldwide at facebook.com/hiltonworldwide, twitter.com/hiltonworldwide, youtube.com/hiltonworldwide, flickr.com/hiltonworldwide and linkedin.com/company/hilton-worldwide.

HILTON WORLDWIDE HOLDINGS INC.
EARNINGS RELEASE SCHEDULES

HILTON WORLDWIDE HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Revenues
Owned and leased hotels	$1,082	$1,079	$3,174	$3,141
Management and franchise fees and other	416	364	1,194	1,030
Timeshare	334	295	974	850
	1,832	1,738	5,342	5,021
Other revenues from managed and franchised properties	1,063	906	3,074	2,653
Total revenues	2,895	2,644	8,416	7,674

Expenses
Owned and leased hotels	798	816	2,383	2,420
Timeshare	219	199	673	564
Depreciation and amortization	171	159	519	470
General, administrative and other	145	119	493	349
	1,333	1,293	4,068	3,803
Other expenses from managed and franchised properties	1,063	906	3,074	2,653
Total expenses	2,396	2,199	7,142	6,456

Gain on sales of assets, net	164	—	306	—

Operating income	663	445	1,580	1,218

Interest income	3	2	11	8
Interest expense	(138)	(156)	(431)	(467)
Equity in earnings from unconsolidated affiliates	9	4	22	16
Gain (loss) on foreign currency transactions	(8)	(5)	(21)	41
Other gain (loss), net	1	24	(6)	38

Income before income taxes	530	314	1,155	854

Income tax expense	(247)	(127)	(555)	(331)

Net income	283	187	600	523
Net income attributable to noncontrolling interests	(4)	(4)	(10)	(8)
Net income attributable to Hilton stockholders	$279	$183	$590	$515

Weighted average shares outstanding
Basic	987	985	986	985
Diluted	989	987	989	986

Earnings per share
Basic	$0.28	$0.19	$0.60	$0.52
Diluted	$0.28	$0.19	$0.60	$0.52

Cash dividends declared per share	$0.07	$—	$0.07	$—

HILTON WORLDWIDE HOLDINGS INC.
SEGMENT ADJUSTED EBITDA
(unaudited, in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014(1)	2015	2014(1)
Management and franchise(2)	$438	$383	$1,263	$1,085
Ownership(2)(3)(4)(5)	281	262	789	729
Timeshare(2)(3)	99	80	259	233
Corporate and other(4)	(60)	(56)	(177)	(196)
Adjusted EBITDA(6)	$758	$669	$2,134	$1,851
____________

(1)
To facilitate comparison with the Company's competitors, beginning in the first quarter of 2015, Adjusted EBITDA excluded all share-based compensation expense. Historical results have been revised to reflect this change in the definition to allow for comparability.

(2)
Includes management, royalty and intellectual property fees of $33 million and $30 million for the three months ended September 30, 2015 and 2014, respectively, and $99 million and $86 million for the nine months ended September 30, 2015 and 2014, respectively. These fees are charged to consolidated owned and leased properties and were eliminated in the condensed consolidated financial statements. Also includes a licensing fee of $11 million for the three months ended September 30, 2015 and 2014, and $31 million and $33 million for the nine months ended September 30, 2015 and 2014, respectively, which is charged to the timeshare segment by the management and franchise segment and was eliminated in the condensed consolidated financial statements. While the net effect is zero, the measure of Adjusted EBITDA includes these fees as a benefit to the management and franchise segment and an expense to the ownership and timeshare segments.

(3)
Includes charges to timeshare operations for rental fees and fees for other amenities, which were eliminated in the condensed consolidated financial statements. These charges totaled $6 million and $7 million for the three months ended September 30, 2015 and 2014, respectively, and $17 million and $21 million for the nine months ended September 30, 2015 and 2014, respectively. While the net effect is zero, the measure of Adjusted EBITDA includes these fees as a benefit to the ownership segment and an expense to the timeshare segment.

(4)
Includes charges to consolidated owned and leased properties for services provided by Hilton's wholly owned laundry business of $3 million and $2 million for the three months ended September 30, 2015 and 2014, respectively, and $6 million for the nine months ended September 30, 2015 and 2014. Also includes other intercompany charges of $1 million for the three months ended September 30, 2015 and 2014, and $3 million for the nine months ended September 30, 2015 and 2014. These charges were eliminated in the condensed consolidated financial statements.

(5)	Includes unconsolidated affiliate Adjusted EBITDA.

(6)	See "Non-GAAP Financial Measures Reconciliations—Adjusted EBITDA and Adjusted EBITDA Margin" for a reconciliation of net income attributable to Hilton stockholders to Adjusted EBITDA.

HILTON WORLDWIDE HOLDINGS INC.
COMPARABLE AND CURRENCY NEUTRAL SYSTEM-WIDE HOTEL OPERATING STATISTICS
BY REGION
(unaudited)

	Three Months Ended September 30,
	Occupancy			ADR		RevPAR
	2015	vs. 2014		2015	vs. 2014	2015	vs. 2014
Americas	80.5%	0.8%	pts.	$141.06	4.1%	$113.51	5.2%
Europe	84.1	2.1		160.82	6.1	135.21	8.8
Middle East & Africa	66.1	4.1		157.97	2.3	104.46	9.1
Asia Pacific	71.5	4.9		136.77	2.6	97.73	10.2
System-wide	79.9	1.2		142.90	4.2	114.15	5.8

	Nine Months Ended September 30,
	Occupancy			ADR		RevPAR
	2015	vs. 2014		2015	vs. 2014	2015	vs. 2014
Americas	77.7%	1.2%	pts.	$140.00	4.0%	$108.80	5.6%
Europe	77.6	2.2		154.27	3.5	119.64	6.4
Middle East & Africa	66.5	3.7		153.95	(0.2)	102.30	5.7
Asia Pacific	68.2	6.0		140.11	0.6	95.49	10.3
System-wide	76.9	1.6		141.48	3.7	108.80	5.9

HILTON WORLDWIDE HOLDINGS INC.
COMPARABLE AND CURRENCY NEUTRAL SYSTEM-WIDE HOTEL OPERATING STATISTICS
BY BRAND
(unaudited)

	Three Months Ended September 30,
	Occupancy			ADR		RevPAR
	2015	vs. 2014		2015	vs. 2014	2015	vs. 2014
Waldorf Astoria Hotels & Resorts	63.0%	4.3%	pts.	$234.93	1.5%	$148.04	8.8%
Conrad Hotels & Resorts	72.0	4.1		240.05	3.2	172.80	9.5
Hilton Hotels & Resorts	79.6	1.7		166.76	4.3	132.82	6.5
DoubleTree by Hilton	78.5	1.0		137.84	4.7	108.20	6.0
Embassy Suites by Hilton	82.3	1.6		157.01	4.2	129.24	6.3
Hilton Garden Inn	80.6	0.5		133.12	4.0	107.33	4.6
Hampton by Hilton	79.9	1.1		122.15	3.6	97.61	5.1
Homewood Suites by Hilton	84.0	0.4		133.73	4.3	112.27	4.8
Home2 Suites by Hilton	82.3	0.9		115.58	5.0	95.18	6.2
System-wide	79.9	1.2		142.90	4.2	114.15	5.8

	Nine Months Ended September 30,
	Occupancy			ADR		RevPAR
	2015	vs. 2014		2015	vs. 2014	2015	vs. 2014
Waldorf Astoria Hotels & Resorts	67.4%	3.5%	pts.	$270.56	1.6%	$182.39	7.1%
Conrad Hotels & Resorts	69.9	5.9		246.25	(1.3)	172.16	7.9
Hilton Hotels & Resorts	76.9	1.9		165.20	3.3	126.96	5.9
DoubleTree by Hilton	75.7	1.5		135.73	4.3	102.76	6.4
Embassy Suites by Hilton	80.4	1.3		157.05	4.7	126.32	6.4
Hilton Garden Inn	77.8	1.0		130.77	3.7	101.80	5.1
Hampton by Hilton	76.1	1.8		119.38	3.4	90.79	5.8
Homewood Suites by Hilton	81.3	0.8		132.40	4.6	107.68	5.7
Home2 Suites by Hilton	80.2	3.4		114.94	4.5	92.19	9.1
System-wide	76.9	1.6		141.48	3.7	108.80	5.9

HILTON WORLDWIDE HOLDINGS INC.
COMPARABLE AND CURRENCY NEUTRAL SYSTEM-WIDE HOTEL OPERATING STATISTICS
BY SEGMENT
(unaudited)

	Three Months Ended September 30,
	Occupancy			ADR		RevPAR
	2015	vs. 2014		2015	vs. 2014	2015	vs. 2014
Ownership(1)	83.2%	1.3%	pts.	$188.71	4.3%	$157.02	6.0%
U.S.	85.2	0.9		200.86	2.8	171.18	3.8
International (non-U.S.)	80.8	1.9		173.66	6.8	140.37	9.4

Management and franchise	79.6	1.2		138.25	4.1	109.99	5.8
U.S.	80.3	0.8		138.10	4.1	110.94	5.2
International (non-U.S.)	76.0	3.0		138.97	4.4	105.64	8.7

System-wide	79.9	1.2		142.90	4.2	114.15	5.8
U.S.	80.6	0.8		142.08	4.0	114.55	5.1
International (non-U.S.)	77.0	2.8		146.26	4.9	112.58	8.9

	Nine Months Ended September 30,
	Occupancy			ADR		RevPAR
	2015	vs. 2014		2015	vs. 2014	2015	vs. 2014
Ownership(1)	79.7%	1.9%	pts.	$185.53	2.8%	$147.88	5.3%
U.S.	83.2	1.4		198.40	3.1	165.08	4.8
International (non-U.S.)	75.6	2.4		168.88	2.6	127.66	5.9

Management and franchise	76.6	1.6		137.03	3.8	105.01	6.0
U.S.	77.6	1.2		136.74	4.0	106.06	5.7
International (non-U.S.)	72.3	3.4		138.45	2.6	100.16	7.7

System-wide	76.9	1.6		141.48	3.7	108.80	5.9
U.S.	77.9	1.2		140.69	3.9	109.60	5.6
International (non-U.S.)	73.0	3.2		144.74	2.6	105.65	7.3
____________

(1)	Includes owned and leased hotels, as well as hotels owned or leased by entities in which Hilton owns a noncontrolling interest.

HILTON WORLDWIDE HOLDINGS INC.
MANAGEMENT AND FRANCHISE FEES AND OTHER REVENUES
(unaudited, dollars in millions)

	Three Months Ended
	September 30,		Increase / (Decrease)
	2015	2014	$	%
Management fees:
Base fees(1)	$87	$78	9	11.5
Incentive fees(2)	34	34	—	—
Total base and incentive fees	121	112	9	8.0
Other management fees(3)	7	7	—	—
Total management fees	128	119	9	7.6
Franchise fees(4)	310	264	46	17.4
Total management and franchise fees	438	383	55	14.4
Other revenues(5)	25	24	1	4.2
Intersegment fees elimination(1)(2)(4)(5)	(47)	(43)	(4)	9.3
Management and franchise fees and other revenues	$416	$364	52	14.3

	Nine Months Ended
	September 30,		Increase / (Decrease)
	2015	2014	$	%
Management fees:
Base fees(1)	$257	$245	12	4.9
Incentive fees(2)	107	99	8	8.1
Total base and incentive fees	364	344	20	5.8
Other management fees(3)	24	19	5	26.3
Total management fees	388	363	25	6.9
Franchise fees(4)	875	722	153	21.2
Total management and franchise fees	1,263	1,085	178	16.4
Other revenues(5)	67	70	(3)	(4.3)
Intersegment fees elimination(1)(2)(4)(5)	(136)	(125)	(11)	8.8
Management and franchise fees and other revenues	$1,194	$1,030	164	15.9
____________

(1)
Includes management, royalty and intellectual property fees of $32 million and $29 million for the three months ended September 30, 2015 and 2014, respectively, and $90 million and $81 million for the nine months ended September 30, 2015 and 2014, respectively. These fees are charged to consolidated owned and leased properties and were eliminated in the condensed consolidated financial statements.

(2)
Includes management, royalty and intellectual property fees of $1 million for the three months ended September 30, 2015 and 2014, and $9 million and $5 million for the nine months ended September 30, 2015 and 2014, respectively. These fees are charged to consolidated owned and leased properties and were eliminated in the condensed consolidated financial statements.

(3)	Includes timeshare homeowners' association, early termination, product improvement plan and other fees.

(4)
Includes a licensing fee earned from the timeshare segment of $11 million for the three months ended September 30, 2015 and 2014, and $31 million and $33 million for the nine months ended September 30, 2015 and 2014, respectively.

(5)
Includes charges to consolidated owned and leased properties for services provided by a wholly owned laundry business of $3 million and $2 million for the three months ended September 30, 2015 and 2014, respectively, and $6 million for the nine months ended September 30, 2015 and 2014.

HILTON WORLDWIDE HOLDINGS INC.
TIMESHARE REVENUES AND OPERATING EXPENSES
(unaudited, dollars in millions)

	Three Months Ended
	September 30,		Increase / (Decrease)
	2015	2014	$	%
Revenues
Timeshare sales	$246	$215	31	14.4
Resort operations	51	44	7	15.9
Financing and other	37	36	1	2.8
	$334	$295	39	13.2

Operating Expenses
Timeshare sales	$172	$152	20	13.2
Resort operations	31	31	—	—
Financing and other	16	16	—	—
	$219	$199	20	10.1

	Nine Months Ended
	September 30,		Increase / (Decrease)
	2015	2014	$	%
Revenues
Timeshare sales	$716	$609	107	17.6
Resort operations	152	141	11	7.8
Financing and other	106	100	6	6.0
	$974	$850	124	14.6

Operating Expenses
Timeshare sales	$532	$429	103	24.0
Resort operations	94	93	1	1.1
Financing and other	47	42	5	11.9
	$673	$564	109	19.3

HILTON WORLDWIDE HOLDINGS INC.
HOTEL AND TIMESHARE PROPERTY SUMMARY
As of September 30, 2015

	Owned / Leased(1)		Managed		Franchised		Total
	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms
Waldorf Astoria Hotels & Resorts
U.S.	4	1,148	8	5,555	—	—	12	6,703
Americas (excluding U.S.)	—	—	1	153	1	984	2	1,137
Europe	2	463	4	898	—	—	6	1,361
Middle East & Africa	—	—	3	703	—	—	3	703
Asia Pacific	—	—	2	431	—	—	2	431
Conrad Hotels & Resorts
U.S.	—	—	3	1,029	—	—	3	1,029
Americas (excluding U.S.)	—	—	—	—	1	294	1	294
Europe	1	191	2	707	1	256	4	1,154
Middle East & Africa	1	614	2	641	—	—	3	1,255
Asia Pacific	—	—	11	3,419	1	636	12	4,055
Hilton Hotels & Resorts
U.S.	25	23,142	40	23,416	173	52,676	238	99,234
Americas (excluding U.S.)	3	1,836	23	7,656	20	6,276	46	15,768
Europe	70	18,204	54	15,847	27	7,587	151	41,638
Middle East & Africa	6	2,276	44	13,992	1	410	51	16,678
Asia Pacific	7	3,381	64	24,136	8	2,980	79	30,497
Curio - A Collection by Hilton
U.S.	1	224	1	998	9	2,813	11	4,035
Americas (excluding U.S.)	—	—	—	—	3	525	3	525
Europe	—	—	—	—	1	278	1	278
DoubleTree by Hilton
U.S.	11	4,268	28	8,259	269	64,873	308	77,400
Americas (excluding U.S.)	—	—	3	637	15	2,828	18	3,465
Europe	—	—	11	3,456	52	9,161	63	12,617
Middle East & Africa	—	—	8	1,687	4	488	12	2,175
Asia Pacific	—	—	39	11,343	2	965	41	12,308
Embassy Suites by Hilton
U.S.	10	2,523	34	9,154	171	39,283	215	50,960
Americas (excluding U.S.)	—	—	3	623	5	1,282	8	1,905
Hilton Garden Inn
U.S.	2	290	4	430	563	77,218	569	77,938
Americas (excluding U.S.)	—	—	5	639	28	4,210	33	4,849
Europe	—	—	17	3,130	26	4,168	43	7,298
Middle East & Africa	—	—	2	284	—	—	2	284
Asia Pacific	—	—	7	1,123	—	—	7	1,123
Hampton by Hilton
U.S.	1	130	50	6,178	1,909	185,178	1,960	191,486
Americas (excluding U.S.)	—	—	10	1,290	72	8,642	82	9,932
Europe	—	—	8	1,211	29	4,437	37	5,648
Asia Pacific	—	—	—	—	1	72	1	72
Homewood Suites by Hilton
U.S.	—	—	25	2,687	335	37,479	360	40,166
Americas (excluding U.S.)	—	—	2	224	15	1,699	17	1,923
Home2 Suites by Hilton
U.S.	—	—	—	—	66	6,843	66	6,843
Americas (excluding U.S.)	—	—	1	97	1	127	2	224
Other	3	1,272	3	957	2	302	8	2,531
Lodging	147	59,962	522	152,990	3,811	524,970	4,480	737,922
Hilton Grand Vacations	—	—	45	7,152	—	—	45	7,152
Total	147	59,962	567	160,142	3,811	524,970	4,525	745,074
____________

(1)	Includes hotels owned or leased by entities in which Hilton owns a noncontrolling interest.

HILTON WORLDWIDE HOLDINGS INC.
CAPITAL EXPENDITURES
(unaudited, dollars in millions)

	Three Months Ended
	September 30,		Increase / (Decrease)
	2015	2014	$	%
Hotel property and equipment	$52	$67	(15)	(22.4)
Timeshare property and equipment	2	4	(2)	NM(1)
Corporate and other property and equipment	1	3	(2)	(66.7)
Total capital expenditures for property and equipment	55	74	(19)	(25.7)
Software capitalization costs	15	13	2	15.4
Contract acquisition costs	8	33	(25)	(75.8)
Expenditures for timeshare inventory net of costs of sales(2)	6	(8)	14	NM(1)
Total capital expenditures	$84	$112	(28)	(25.0)

	Nine Months Ended
	September 30,		Increase / (Decrease)
	2015	2014	$	%
Hotel property and equipment	$200	$173	27	15.6
Timeshare property and equipment	7	5	2	40.0
Corporate and other property and equipment	7	6	1	16.7
Total capital expenditures for property and equipment	214	184	30	16.3
Software capitalization costs	38	45	(7)	(15.6)
Contract acquisition costs	27	54	(27)	(50.0)
Expenditures for timeshare inventory net of costs of sales(2)	20	(34)	54	NM(1)
Total capital expenditures	$299	$249	50	20.1
____________

(1)	Fluctuation in terms of percentage change is not meaningful.

(2)
Timeshare capital expenditures for inventory additions were $34 million and $23 million for the three months ended September 30, 2015 and 2014, respectively, and $110 million and $67 million for the nine months ended September 30, 2015 and 2014, respectively. Timeshare costs of sales were $28 million and $31 million for the three months ended September 30, 2015 and 2014, respectively, and $90 million and $101 million for the nine months ended September 30, 2015 and 2014, respectively.

HILTON WORLDWIDE HOLDINGS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
NET INCOME AND EPS, ADJUSTED FOR SPECIAL ITEMS
(unaudited, in millions, except per share data)

	Three Months Ended
	September 30,
	2015	2014
Net income attributable to Hilton stockholders, as reported	$279	$183
Diluted EPS, as reported	$0.28	$0.19
Special items:
Share-based compensation expense(1)	$—	$6
Net gain on asset acquisitions and dispositions(2)	(129)	(25)
Secondary offering expenses(4)	—	2
Total special items before tax	(129)	(17)
Income tax benefit on special items	80	8
Total special items after tax	$(49)	$(9)

Net income, adjusted for special items	$230	$174
Diluted EPS, adjusted for special items	$0.23	$0.18

	Nine Months Ended
	September 30,
	2015	2014
Net income attributable to Hilton stockholders, as reported	$590	$515
Diluted EPS, as reported	$0.60	$0.52
Special items:
Share-based compensation expense(1)	$66	$25
Net gain on asset acquisitions and dispositions(2)	(172)	(37)
Gain on capital lease amendment(3)	(24)	—
Secondary offering expenses(4)	2	9
Foreign deferred tax adjustment(5)	4	—
Total special items before tax	(124)	(3)
Income tax benefit on special items	125	7
Total special items after tax	$1	$4

Net income, adjusted for special items	$591	$519
Diluted EPS, adjusted for special items	$0.60	$0.53
____________

(1)
This amount includes expense that was recognized in general, administrative and other expenses related to the share-based compensation prior to and in connection with the initial public offering. Amount excludes share-based compensation expense related to awards issued under the Hilton Worldwide Holdings Inc. 2013 Omnibus Incentive Plan (the "Stock Plan").

(2)
The amounts for the three and nine months ended September 30, 2015 relate primarily to net gains on the sales of the Waldorf Astoria New York and Hilton Sydney, as well as amounts recognized related to the sale of the Waldorf Astoria New York and properties acquired from the proceeds of that sale. The amounts are detailed as follows:

	Three Months Ended	Nine Months Ended
Gain on sales of the Waldorf Astoria New York and Hilton Sydney, net of transaction costs	$(164)	$(306)
Severance costs	35	89
Acquisition-related transaction costs	—	26
Reduction of unamortized management contract intangible asset related to properties that were managed by Hilton prior to acquisition	—	13
Reduction of remaining deferred issuance costs related to the mortgage loan secured by the Waldorf Astoria New York	—	6
	$(129)	$(172)

(3)	In June 2015, one of Hilton's consolidated properties modified the terms of its lease agreement, resulting in a reduction in the capital lease obligation and the recognition of a gain.

(4)
Expense was recognized in general, administrative and other expenses during the nine months ended September 30, 2015 and the three and nine months ended September 30, 2014 related to costs incurred in connection with secondary equity offerings by certain selling stockholders.

(5)
On March 31, 2015, a foreign jurisdiction, where the Company had deferred tax assets, reduced the statutory rate resulting in a reduction to the deferred tax asset and a corresponding recognition of income tax expense of $6 million, including $2 million attributable to noncontrolling interests.

HILTON WORLDWIDE HOLDINGS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
(unaudited, dollars in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014(1)	2015	2014(1)
Net income attributable to Hilton stockholders	$279	$183	$590	$515
Interest expense	138	156	431	467
Interest expense included in equity in earnings from unconsolidated affiliates	1	2	5	8
Income tax expense	247	127	555	331
Depreciation and amortization	171	159	519	470
Depreciation and amortization included in equity in earnings from unconsolidated affiliates	5	7	15	22
EBITDA	841	634	2,115	1,813
Net income attributable to noncontrolling interests	4	4	10	8
Gain on sales of assets, net	(164)	—	(306)	—
Loss (gain) on foreign currency transactions	8	5	21	(41)
FF&E replacement reserve	9	9	36	32
Share-based and other compensation expense	21	30	143	36
Other loss (gain), net(2)	(1)	(24)	6	(38)
Other adjustment items(3)	40	11	109	41
Adjusted EBITDA	$758	$669	$2,134	$1,851
____________

(1)
To facilitate comparison with the Company's competitors, beginning in the first quarter of 2015, Adjusted EBITDA excluded all share-based compensation expense. Historical results have been revised to reflect this change in the definition to allow for comparability.

(2)	Represents gains and losses on the acquisitions and dispositions of property and equipment and investments in affiliates.

(3)	Represents adjustments for reorganization costs, severance, offering costs and other items.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014(1)	2015	2014(1)
Total revenues, as reported	$2,895	$2,644	$8,416	$7,674

Less: other revenues from managed and franchised properties	(1,063)	(906)	(3,074)	(2,653)
Total revenues, excluding other revenues from managed and franchised properties	$1,832	$1,738	$5,342	$5,021

Adjusted EBITDA	$758	$669	$2,134	$1,851

Adjusted EBITDA margin	41.4%	38.5%	39.9%	36.9%
____________

(1)
To facilitate comparison with the Company's competitors, beginning in the first quarter of 2015, Adjusted EBITDA excluded all share-based compensation expense. Historical results have been revised to reflect this change in the definition to allow for comparability.

HILTON WORLDWIDE HOLDINGS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
NET DEBT AND NET DEBT TO ADJUSTED EBITDA RATIO
(unaudited, in millions)

	September 30,	December 31,
	2015	2014
Long-term debt, including current maturities	$10,061	$10,813
Non-recourse debt, including current maturities(1)	221	248
Total long-term debt and non-recourse debt	10,282	11,061
Add: Hilton's share of unconsolidated affiliate debt	219	221
Less: cash and cash equivalents	(628)	(566)
Less: restricted cash and cash equivalents	(276)	(202)
Net debt	$9,597	$10,514
____________

(1)	Excludes the non-recourse timeshare financing receivables credit facility and the notes related to the securitization transactions.

	Nine Months Ended		Year Ended	TTM
	September 30,		December 31,	September 30,
	2015	2014(1)	2014(1)	2015(2)
Net income attributable to Hilton stockholders	$590	$515	$673	$748
Interest expense	431	467	618	582
Interest expense included in equity in earnings from unconsolidated affiliates	5	8	10	7
Income tax expense	555	331	465	689
Depreciation and amortization	519	470	628	677
Depreciation and amortization included in equity in earnings from unconsolidated affiliates	15	22	27	20
EBITDA	2,115	1,813	2,421	2,723
Net income attributable to noncontrolling interests	10	8	9	11
Gain on sales of assets, net	(306)	—	—	(306)
Loss (gain) on foreign currency transactions	21	(41)	(26)	36
FF&E replacement reserve	36	32	46	50
Share-based and other compensation expense	143	36	74	181
Other loss (gain), net(3)	6	(38)	(37)	7
Other adjustment items(4)	109	41	63	131
Adjusted EBITDA	$2,134	$1,851	$2,550	$2,833

Net debt				$9,597

Net debt to Adjusted EBITDA ratio				3.4
____________

(1)
To facilitate comparison with the Company's competitors, beginning in the first quarter of 2015, Adjusted EBITDA excluded all share-based compensation expense. Historical results have been revised to reflect this change in the definition to allow for comparability.

(2)	Trailing twelve months ("TTM") September 30, 2015 is calculated as nine months ended September 30, 2015 plus year ended December 31, 2014 less nine months ended September 30, 2014.

(3)	Represents gains and losses on the acquisitions and dispositions of property and equipment and investments in affiliates.

(4)	Represents adjustments for reorganization costs, severance, offering costs and other items.

HILTON WORLDWIDE HOLDINGS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
OUTLOOK: ADJUSTED EBITDA
FORECASTED 2015
(in millions)

	Three Months Ending December 31, 2015		Revised Actual
	Low Case	High Case	Q4 2014(1)
Net income attributable to Hilton stockholders	$205	$223	$158
Interest expense	141	141	151
Interest expense included in equity in earnings (losses) from unconsolidated affiliates	2	2	2
Income tax expense	137	149	134
Depreciation and amortization	172	172	158
Depreciation and amortization included in equity in earnings (losses) from unconsolidated affiliates	7	7	5
EBITDA	664	694	608
Net income attributable to noncontrolling interests	3	3	1
Loss on foreign currency transactions	—	—	15
FF&E replacement reserve	12	12	14
Share-based and other compensation expense	21	21	38
Other gain, net(2)	—	—	1
Other adjustment items(3)	6	6	22
Adjusted EBITDA	$706	$736	$699

	Year Ending December 31, 2015		Revised Actual
	Low Case	High Case	Full Year 2014(1)
Net income attributable to Hilton stockholders	$795	$813	$673
Interest expense	572	572	618
Interest expense included in equity in earnings (losses) from unconsolidated affiliates	7	7	10
Income tax expense	692	704	465
Depreciation and amortization	690	690	628
Depreciation and amortization included in equity in earnings (losses) from unconsolidated affiliates	22	22	27
EBITDA	2,778	2,808	2,421
Net income attributable to noncontrolling interests	13	13	9
Gain on sales of assets, net	(306)	(306)	—
Loss (gain) on foreign currency transactions	20	20	(26)
FF&E replacement reserve	48	48	46
Share-based and other compensation expense	164	164	74
Other loss (gain), net(2)	6	6	(37)
Other adjustment items(3)	117	117	63
Adjusted EBITDA	$2,840	$2,870	$2,550
____________

(1)
To facilitate comparison with the Company's competitors, beginning in the first quarter of 2015, Adjusted EBITDA excluded all share-based compensation expense. Historical results have been revised to reflect this change in the definition to allow for comparability.

(2)	Represents gains and losses on the acquisition of a controlling financial interest in certain hotels and dispositions of property and equipment and investments in affiliates in 2014.

(3)	Represents adjustments for reorganization costs, severance, offering costs and other items.

HILTON WORLDWIDE HOLDINGS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
OUTLOOK: NET INCOME AND EPS, ADJUSTED FOR SPECIAL ITEMS
FORECASTED 2015
(in millions, except per share data)

	Three Months Ending December 31, 2015
	Low Case	High Case
Net income attributable to Hilton stockholders, before special items	$205	$223
Diluted EPS, before special items	$0.21	$0.23

Net income, adjusted for special items	$205	$223
Diluted EPS, adjusted for special items	$0.21	$0.23

	Year Ending December 31, 2015
	Low Case	High Case
Net income attributable to Hilton stockholders, before special items	$795	$813
Diluted EPS, before special items	$0.81	$0.83

Special items:
Share-based compensation expense(1)	$66	$66
Net gain on asset acquisitions and dispositions(2)	(172)	(172)
Gain on capital lease amendment(3)	(24)	(24)
Secondary offering expenses(4)	2	2
Foreign deferred tax adjustment(5)	4	4
Total special items before tax	(124)	(124)
Income tax benefit on special items	125	125
Total special items after tax	$1	$1

Net income, adjusted for special items	$796	$814
Diluted EPS, adjusted for special items	$0.81	$0.83
____________

(1)
This amount includes expense that was recognized in general, administrative and other expenses related to the share-based compensation prior to and in connection with the initial public offering. Amount excludes share-based compensation expense related to awards issued under the Stock Plan.

(2)
This amount primarily relates to the net gain on sales of the Waldorf Astoria New York and the Hilton Sydney, as well as amounts recognized related to the sale of the Waldorf Astoria New York and properties acquired from the proceeds of that sale.

(3)	This amount relates to a gain recognized when one of Hilton's consolidated properties modified the terms of its lease agreement, resulting in a reduction in the capital lease obligation.

(4)	This expense was recognized in general, administrative and other expenses related to costs incurred in connection with secondary equity offerings by certain selling stockholders.

(5)
On March 31, 2015, a foreign jurisdiction, where the Company had deferred tax assets, reduced the statutory rate resulting in a reduction to the deferred tax asset and a corresponding recognition of income tax expense.

HILTON WORLDWIDE HOLDINGS INC.
DEFINITIONS

EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin

Earnings before interest expense, taxes and depreciation and amortization ("EBITDA"), presented herein, is a financial measure not recognized under United States ("U.S.") generally accepted accounting principles ("GAAP") that reflects net income attributable to Hilton stockholders, excluding interest expense, a provision for income taxes and depreciation and amortization. The Company considers EBITDA to be a useful measure of operating performance, due to the significance of the Company's long-lived assets and level of indebtedness.

Adjusted EBITDA, presented herein, is calculated as EBITDA, as previously defined, further adjusted to exclude certain items, including, but not limited to, gains, losses and expenses in connection with: (i) asset dispositions for both consolidated and unconsolidated investments; (ii) foreign currency transactions; (iii) debt restructurings/retirements; (iv) non-cash impairment losses; (v) furniture, fixtures and equipment ("FF&E") replacement reserves required under certain lease agreements; (vi) reorganization costs; (vii) share-based and certain other compensation expenses; (viii) severance, relocation and other expenses; and (ix) other items.

Adjusted EBITDA Margin represents Adjusted EBITDA as a percentage of total revenues, excluding other revenues from managed and franchised properties.

EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin are not recognized terms under U.S. GAAP and should not be considered as alternatives to net income (loss) or other measures of financial performance or liquidity derived in accordance with U.S. GAAP. In addition, the Company's definitions of EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin may not be comparable to similarly titled measures of other companies.

The Company believes that EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin provide useful information to investors about the Company and its financial condition and results of operations for the following reasons: (i) EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin are among the measures used by the Company's management team to evaluate its operating performance and make day-to-day operating decisions; and (ii) EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin are frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results or estimate valuations across companies in the industry.

EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin have limitations as analytical tools and should not be considered either in isolation or as a substitute for net income (loss), cash flow or other methods of analyzing results as reported under U.S. GAAP.

Net Income and EPS, Adjusted for Special Items

Net income and EPS, adjusted for special items, are not recognized terms under U.S. GAAP and should not be considered as alternatives to net income (loss) or other measures of financial performance or liquidity derived in accordance with U.S. GAAP. In addition, the Company's definition of Net income and EPS, adjusted for special items, may not be comparable to similarly titled measures of other companies.

Net income and EPS, adjusted for special items, are included to assist investors in performing meaningful comparisons of past, present and future operating results and as a means of highlighting the results of the Company's ongoing operations.

Net Debt

Net Debt, presented herein, is a non-GAAP financial measure that the Company uses to evaluate its financial leverage. Net Debt is calculated as (i) long-term debt, including current maturities; (ii) non-recourse debt, including current maturities and excluding amounts secured by timeshare financing receivables; (iii) the Company's share of investments in affiliate debt; reduced by (a) cash and cash equivalents; and (b) restricted cash and cash equivalents.

The Company believes Net Debt provides useful information about its indebtedness to investors as it is frequently used by securities analysts, investors and other interested parties to compare the indebtedness of companies. Net Debt should not be considered as a substitute to debt presented in accordance with U.S. GAAP. Net debt may not be comparable to a similarly titled measure of other companies.

Comparable Hotels

The Company defines comparable hotels as those that: (i) were active and operating in the Company's system for at least one full calendar year as of the end of the current period, and open January 1st of the previous year; (ii) have not undergone a change in brand or ownership during the current or comparable periods reported; and (iii) have not sustained substantial property damage, business interruption, undergone large-scale capital projects or for which comparable results are not available.

Of the 4,480 hotels in the Company's system as of September 30, 2015, 3,653 were classified as comparable hotels. The 827 non-comparable hotels included 123 properties, or approximately three percent of the total hotels in the system, that were removed from the comparable group during the last twelve months because they sustained substantial property damage, business interruption, underwent large-scale capital projects or comparable results were not available.

Occupancy

Occupancy represents the total number of room nights sold divided by the total number of room nights available at a hotel or group of hotels. Occupancy measures the utilization of the hotels' available capacity. Management uses occupancy to gauge demand at a specific hotel or group of hotels in a given period. Occupancy levels also help management determine achievable Average Daily Rate ("ADR") levels as demand for hotel rooms increases or decreases.

ADR

ADR represents hotel room revenue divided by total number of room nights sold in a given period. ADR measures average room price attained by a hotel and ADR trends provide useful information concerning the pricing environment and the nature of the customer base of a hotel or group of hotels. ADR is a commonly used performance measure in the industry, and management uses ADR to assess pricing levels that the Company is able to generate by type of customer, as changes in rates have a different effect on overall revenues and incremental profitability than changes in occupancy, as described above.

RevPAR

The Company calculates Revenue per Available Room ("RevPAR") by dividing hotel room revenue by room nights available to guests for a given period. Management considers RevPAR to be a meaningful indicator of the Company's performance as it provides a metric correlated to two primary and key drivers of operations at Hilton hotels: occupancy and ADR. RevPAR is also a useful indicator in measuring performance over comparable periods for comparable hotels.

References to RevPAR, ADR and occupancy throughout this press release are presented on a comparable basis and references to RevPAR and ADR are presented on a currency neutral basis (all periods use the same exchange rates), unless otherwise noted.